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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                August 13, 1999
               Date of Report (Date of earliest event reported)


                            Capital Automotive REIT
            (Exact name of registrant as specified in its charter)


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
          Maryland                               000-23733                            54-1870224
(State or Other Jurisdiction of           (Commission File Number)        (IRS Employer Identification Number)
Incorporation or Organization)
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           1420 Spring Hill Road, Suite 525, McLean, Virginia 22102
         (Address of principal executive offices, including zip code)

                                (703) 288-3075
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On August 13, 1999, Capital Automotive REIT (the "Company"), through a subsidiary of Capital Automotive L.P. (the "Operating Partnership" and, collectively with the Company and the subsidiaries of the Operating Partnership, "Capital Automotive Group"), completed the acquisition of MMR Holdings, L.L.C. ("MMR Holdings"), MMR Tennessee, L.L.C. ("MMR Tennessee") and MMR Viking Investment Associates, L.P. ("MMR Viking") from O. Bruton Smith, an individual, and Sonic Financial Corporation (the "Sellers"), for an aggregate purchase price, including closing costs, of approximately $199 million. Each of MMR Holdings, MMR Tennessee and MMR Viking (collectively, "MMR") is an affiliate of Sonic Automotive, Inc. ("Sonic").

     As a result of the acquisition of MMR, Capital Automotive Group acquired the real property and improvements of 57 dealership properties and, following the acquisition of MMR, subsequently acquired one additional dealership property through MMR for a total purchase price of approximately $5.2 million and agreed to acquire another dealership property for an aggregate additional purchase price of approximately $2.6 million (collectively, the "Properties"). The 59 Properties will continue to be operated, pursuant to long-term leases, as franchised automobile dealerships, motor vehicle service, repair or parts businesses and other motor vehicle related businesses. The Properties, all of which are owned in fee simple, are located in ten states (Alabama, Florida, Georgia, Maryland, North Carolina, Ohio, South Carolina, Tennessee, Texas and Virginia).

     The aggregate consideration of approximately $207 million, including closing costs, for the acquisition of the 59 Properties (57 of which were acquired indirectly through the acquisition of MMR) was based on arms-length negotiations between Capital Automotive Group and the Sellers, neither of whom is affiliated with Capital Automotive Group. Capital Automotive Group is financing the purchase price of the 59 Properties through the assumption of a $150 million mortgage loan from Ford Motor Credit Company, the use of the proceeds of a $55 million bridge loan from German American Capital Corporation, an affiliate of Deutsche Banc Alex. Brown, and cash derived from working capital. The mortgage loan from Ford Motor Credit Company, which bears interest at the rate of 8.03% per annum during the 12-year term, is secured by substantially all of the Properties. No payments of principal are required during the first two years, after which payments of principal and interest are required based on a 25-year amortization schedule. The bridge loan bears interest at the one-month LIBOR plus 200 basis points and does not require payments of principal during its term. The bridge loan matures on the earlier of
(i) November 10, 1999 or (ii) the closing date of an $85 million permanent mortgage loan from German American Capital Corporation.

     In connection with these acquisitions, Capital Automotive Group, through MMR, entered into or continued 58 long-term leases of the 59 Properties. Pursuant to these leases, Capital Automotive Group receives rent from affiliates of Sonic (in the case of 49 leases) and six other tenants that operate motor vehicle related businesses (in the case of nine leases).

     The terms of the Sonic leases are identical to each other except that the lessee, the amount of the rent and the expiration dates of the leases vary. The leases with Sonic affiliates are guaranteed by Sonic, and Sonic has agreed to renew leases representing at least 75% of the total rental payments due under the Sonic leases for an additional five-year term. During the terms of the leases with Sonic affiliates, Sonic may substitute replacement properties for leased properties with an aggregate original purchase price and allocated costs of up to an aggregate of $51 million. Any substituted property must be subject to a lease with a Sonic affiliate that is guaranteed by Sonic and have a value approximately equal to, but not less than, the purchase price and allocated costs of the original property. The leases with Sonic affiliates represent approximately 90% of the rent due under the

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leases of the 59 Properties and are expected to contribute approximately 23% of
Capital Automotive Group's total rental revenues on an annualized basis.

     The leases of the Properties leased to the other six tenants are triple-net leases with terms that are similar to those of Capital Automotive Group's remaining lease portfolio.

     The tenants that lease the Properties operate an aggregate of approximately 76 franchises on the Properties, including BMW, Chevrolet, Chrysler-Plymouth, Jeep and Ford. The Properties contain an aggregate of approximately 350 acres of land, with improvements that contain an aggregate of approximately 2 million square feet.

     In connection with the acquisition of MMR, Capital Automotive Group also issued a firm commitment to Sonic to purchase up to $75 million in additional dealership properties by the end of 1999 in conjunction with future acquisitions of dealership operations by Sonic.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

FINANCIAL STATEMENTS UNDER REGULATION S-X

Sonic Automotive, Inc. ("Sonic") has guaranteed leases relating to properties with an aggregate purchase price representing more than 20% of the total assets of the Registrant and its consolidated subsidiaries at December 31, 1998. Financial information of Sonic, as prescribed by Regulation S-X, will be provided in an amendment to this Form 8-K.

PRO FORMA FINANCIAL INFORMATION

Pro forma financial statements for the Registrant, as prescribed by Article 11 of Regulation S-X, will be provided in an amendment to this Form 8-K.

EXHIBITS

The following is a list of the exhibits filed as a part of this Form 8-K.

Exhibit No.              Description of Exhibit
-----------              ----------------------

*2.1 Acquisition Agreement dated as of June 30, 1999, as amended, by and among CAR MMR L.L.C., O. Bruton Smith, Sonic Financial Corporation, MMR Holdings L.L.C., MMR Viking Investment Associates, L.P. and MMR Tennessee, L.L.C. (Incorporated by reference from the Registrant's Form 10-Q for the Quarter Ended June 30, 1999)

*2.2 Sonic Agreement made and entered into as of June 30, 1999, by and among (i) Sonic Automotive, Inc. (the "Guarantor"), (ii) certain subsidiaries or affiliates of the Guarantor (the "Tenants"), and (iii) CAR MMR L.L.C. (the "Acquirer"), in connection with that certain Acquisition Agreement dated of even date. (Incorporated by reference from the Registrant's Form 10-Q for the Quarter Ended June 30, 1999)

99.1 Form of Lease Agreement for 49 separate leases, each between an affiliate of the Registrant, as landlord, and an affiliate of Sonic Automotive, Inc., as tenant (Filed herewith)

99.2 Form of Lease Guaranty from Sonic Automotive, Inc., relating to 49 separate leases with affiliates of Sonic Automotive, Inc., in favor of affiliates of the Registrant, as landlord (Filed herewith)

________________
* Confidential portions have been omitted pursuant to a request for confidential treatment and supplied separately to the Securities and Exchange Commission. Exhibits and Schedules have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CAPITAL AUTOMOTIVE REIT

                             By:    /s/ David S. Kay
                                    --------------------------------------------
                             Title: Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Dated:  August 26, 1999

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                                 EXHIBIT INDEX

Exhibit No.              Description of Exhibit
-----------              ----------------------

*2.1 Acquisition Agreement dated as of June 30, 1999, as amended, by and among CAR MMR L.L.C., O. Bruton Smith, Sonic Financial Corporation, MMR Holdings L.L.C., MMR Viking Investment Associates, L.P. and MMR Tennessee, L.L.C. (Incorporated by reference from the Registrant's Form 10-Q for the Quarter Ended June 30, 1999)

*2.2 Sonic Agreement made and entered into as of June 30, 1999, by and among (i) Sonic Automotive, Inc. (the "Guarantor"), (ii) certain subsidiaries or affiliates of the Guarantor (the "Tenants"), and (iii) CAR MMR L.L.C. (the "Acquirer"), in connection with that certain Acquisition Agreement dated of even date. (Incorporated by reference from the Registrant's Form 10-Q for the Quarter Ended June 30, 1999)

99.1 Form of Lease Agreement for 49 separate leases, each between an affiliate of the Registrant, as landlord, and an affiliate of Sonic Automotive, Inc., as tenant. (Filed herewith)

99.2 Form of Lease Guaranty from Sonic Automotive, Inc., relating to 49 separate leases with affiliates of Sonic Automotive, Inc., in favor of affiliates of the Registrant, as landlord (Filed herewith)

________________
* Confidential portions have been omitted pursuant to a request for confidential treatment and supplied separately to the Securities and Exchange Commission. Exhibits and Schedules have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request.

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